      As filed with the Securities and Exchange Commission on October 6, 1998
                                          Registration No. 333-11299, 333-35287

                         SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                               ----------------------

                           POST EFFECTIVE AMENDMENT NO. 1
                                         TO
                                      FORM S-8
                            REGISTRATION STATEMENT UNDER
                             THE SECURITIES ACT OF 1933

                                  AFFYMETRIX, INC.
                               ----------------------
               (Exact Name of Registrant as Specified in Its Charter)

            DELAWARE                                             77-0319159
 --------------------------------                            -----------------
 (State or Other Jurisdiction of                            (I.R.S. Employer
 Incorporation or Organization)                             Identification No.)

              3380 CENTRAL EXPRESSWAY, SANTA CLARA, CALIFORNIA 95051
              -------------------------------------------------------
                      (Address of Principal Executive Offices)

                                  1993 Stock Plan
                    1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
                    --------------------------------------------
                              (Full Title of the Plan)

                                 Vernon A. Norviel
                         Vice President and General Counsel
                                  Affymetrix, Inc.
               3380 CENTRAL EXPRESSWAY, SANTA CLARA, CALIFORNIA 95051
              -------------------------------------------------------
                      (Name and Address of Agent For Service)

                                  (408) 731-5000
                                  --------------
           (Telephone Number, Including Area Code, of Agent For Service)


                             Stephen C. Ferruolo, Esq.
                          Heller Ehrman White & McAuliffe
                               525 University Avenue
                         Palo Alto, California  94301-1908
                                   (650) 324-7000


                          CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------
                                                              Proposed Maximum          Proposed Maximum            Amount of
          Title of Securities            Amount to be          Offering Price          Aggregate Offering         Registration
           to be Registered               Registered           per Share (1)                 Price                     Fee
-------------------------------------------------------------------------------------------------------------------------------
              SEE BELOW*                     N/A*                   N/A*                      N/A*                    N/A*
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

* No additional securities are to be registered, and registration fees were paid upon filing of the original Registration Statements No. 333-11299 and 333-35287. Therefore, no further registration fee is required.

                                  EXPLANATORY NOTE

     This Post-Effective Amendment No. 1 (the "Amendment") to the Registration Statements on Form S-8 (File No. 333-11299 and 333-35287) (collectively the "Registration Statements") is being filed pursuant to Rule 414 under the Securities Act of 1933, as amended (the "Securities Act"), by Affymetrix, Inc., a Delaware corporation ("Affymetrix Delaware" or the "Registrant"), which is the successor to Affymetrix, Inc., a California corporation ("Affymetrix California"), following a statutory merger effective on September 29, 1998 (the "Merger") effected for the purpose of changing Affymetrix California's state of incorporation to Delaware. Prior to the Merger, Affymetrix Delaware had no assets or liabilities other than nominal assets or liabilities. In connection with the Merger, Affymetrix Delaware succeeded by operation of law to all of the assets and liabilities of Affymetrix California. The Merger was approved by the shareholders of Affymetrix California at a meeting for which proxies were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In connection with the Merger, Affymetrix Delaware, by virtue of this Amendment, expressly adopts the Registration Statements as its own registration statements for all purposes of the Securities Act and the Exchange Act.

                                      PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

          The following documents filed or to be filed with the Securities and Exchange Commission (the "Commission") by the registrant are incorporated by reference in this registration statement:

          (a) The registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, and the registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1998 and June 30, 1998;

          (b) The registrant's Registration Statement on Form S-1 (No. 333-3648) filed with the Commission on April 15, 1996, as amended;

          (c) The description of the Common Stock of the registrant contained in the registrant's Registration Statement on Form 8-A (No. 0-28218) filed with the Commission on April 16, 1996 pursuant to Section 12 of the Exchange Act of 1934, as amended (the "Exchange Act"); and

          (d) All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Pursuant to the Delaware General Corporation Law, the Registrant has included in its certificate of incorporation provisions regarding the indemnification of officers and directors of the Registrant. Article NINTH of the Registrant's Certificate of Incorporation provides as follows:

     "NINTH: To the fullest extent permitted by Delaware General Corporation Law, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of this provision shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification."

Article VIII of the Registrant's Bylaws, provides as follows:


SECTION 1.     RIGHT TO INDEMNIFICATION.

     Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE VIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2.     RIGHT TO ADVANCEMENT OF EXPENSES.

     The right to indemnification conferred in Section 1 of this ARTICLE VIII shall include the right to be paid by the Corporation the expenses (including attorney's fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the Delaware General Corporation Law requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. The rights to indemnification and to the advancement of expenses conferred in Sections 1 and 2 of this ARTICLE VIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

SECTION 3.     RIGHT OF INDEMNITEE TO BRING SUIT.

     If a claim under Section 1 or 2 of this ARTICLE VIII is not paid in full by the Corporation within 60 days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the Delaware General Corporation Law. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified or to such advancement of expenses, under this ARTICLE VIII or otherwise shall be on the Corporation.

SECTION 4.     NON-EXCLUSIVITY OF RIGHTS.

     The rights to indemnification and to the advancement of expenses conferred in this ARTICLE VIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

SECTION 5.     INSURANCE.

     The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

SECTION 6.     INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE CORPORATION.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any officer, employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation."

     In addition, the Company has entered into indemnification agreements with each of its officers and directors.

ITEM 8.        EXHIBITS
23.1           Consent of Ernst & Young LLP, Independent Auditors

99.1 (1)(2)    1993 Stock Plan, as amended

99.2 (1)       1996 Nonemployee Directors Stock Option Plan
____________________________________________________________
(1)  Incorporated by reference to the exhibit to Affymetrix California's
     Registration Statement on Form S-8 (File No.  333-11299) filed on September
     3, 1996.

(2)  Incorporated by reference to the exhibit to Affymetrix California's
     Registration Statement on Form S-8 (File No.  333-35287) filed on September
     10, 1997.

ITEM 9.   UNDERTAKINGS

     A.   The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 6th day of October, 1998.

                                     AFFYMETRIX, INC.


                                     By: /s/ Stephen P.A. Fodor
                                         ------------------------------------
                                         Stephen P.A. Fodor, Ph.D.
                                         President and Chief Executive Officer


                        POWER OF ATTORNEY TO SIGN AMENDMENTS

          Each person whose signature appears below constitutes and appoints Stephen P.A. Fodor, Ph.D. and Edward M. Hurwitz, and each of them, with full power of substitution and full power to act without the other, such person's true and lawful attorneys-in-fact and agents for such person in such person's name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully, to all intents and purposes, as they or such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE                                CAPACITY                 DATE
---------                                --------                 ----

 /s/ Stephen P.A. Fodor
 ----------------------------     Director, President and         October 6, 1998
 Stephen P.A. Fodor,Ph.D.         Chief Executive Officer
                                  (Principal Executive
                                  Officer)

 /s/ John D. Diekman              Director and Chairman
 ----------------------------                                     October 6, 1998
 John D. Diekman Ph.D.

 /s/ Paul Berg                    Director
 ----------------------------                                     October 6, 1998
 Paul Berg, Ph.D.

                                  Director
 ----------------------------                                     October__, 1998
 Douglas M. Hurt

                                  Director
 ----------------------------                                     October__, 1998
 Vernon R. Loucks, Jr.

 /s/ Barry C. Ross                Director
 ----------------------------                                     October 6, 1998
 Barry C. Ross, Ph.D.

 /s/ David B. Singer
 ----------------------------     Director
 David B. Singer                                                  October 6, 1998

 /s/ Lubert Stryer                Director
 ----------------------------                                     October 6, 1998
 Lubert Stryer, M.D.

                                  Director
 ----------------------------                                     October__, 1998
 John A. Young

 /s/ Edward M. Hurwitz            Vice President and
 ----------------------------     Chief Financial Officer
 Edward M. Hurwitz                (Principal Financial            October 6, 1998
                                  Officer)


                                  INDEX TO EXHIBITS

                                                                        Sequentially
Item                                                                      Numbered
No.                          Description of Item                            Page
----                         -------------------                        ------------
23.1           Consent of Ernst & Young LLP, Independent Auditors

99.1 (1)(2)    1993 Stock Plan, as amended

99.2 (1)       1996 Nonemployee Directors Stock Option Plan
____________________________________________________________
(1)  Incorporated by reference to the exhibit to Affymetrix California's
     Registration Statement on Form S-8 (File No.  333-11299) filed on September
     3, 1996.

(2)  Incorporated by reference to the exhibit to Affymetrix California's
     Registration Statement on Form S-8 (File No.  333-35287) filed on September
     10, 1997.